SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event report): August 13, 1999

                        DEVON ENERGY CORPORATION
         (Exact Name of Registrant as Specified in its Charter)




     OKLAHOMA                        1-10067             73-1474008
(State or Other Jurisdiction of    (Commission       (I.R.S.Employer
Incorporation or Organization)     File Number)      Identification Number)


20 NORTH BROADWAY, SUITE 1500
OKLAHOMA CITY, OKLAHOMA                           73102
(Address of Principal Executive Offices)        (Zip Code)


   Registrant's telephone number, including area code:  (405) 235-3611








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Item 5. Other Events

     Devon Energy Corporation ("Devon") Severance Agreements. Devon's executive officers have severance agreements that provide for cash payments to such officers if their employment is terminated or their duties diminished within two years of certain transactions, including the pending merger of Devon and PennzEnergy Company. Since all of the executive officers of Devon are expected to remain in their respective capacities with the merged company, Devon does not expect that payments will be paid under these severance agreements. However, if payments were to be made under the severance agreements, they would total approximately $8.5 million.




                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              Devon Energy Corporation



                              By:  /s/  Marian J. Moon
                                   Marian J. Moon
                                   Corporate Secretary

Date:  August 13, 1999